                                                                   Exhibit 23.16

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-40041 and 333-40041-1) of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company of our reports (a) dated October 3, 1997 relating to the financial statements of CHC International Inc. Hospitality Division as of and for the years ended November 30, 1995 and 1996 which appears in the Current Report on Form 8-K of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company dated September 30, 1997; and (b) dated February 13, 1997, except as to Note 4, which is as of March 18, 1997, relating to the financial statements of CHC Lease Partners for the year ended December 31, 1996 and the period inception (October 2, 1995) through December 31, 1995 which appears in the Current Report on Form 8-K of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company dated July 1, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          /s/ PRICE WATERHOUSE LLP


Miami, Florida
December 15, 1997